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                                                                    EXHIBIT 5.1


                                  June 11, 1999



Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, Michigan 48167

         Re:     Offer for All Outstanding 8 1/4% Senior Subordinated Notes
                 Due 2008 in Exchange for 8 1/4% Series B Senior Subordinated Notes Due 2008 of Hayes Lemmerz International, Inc. - Registration Statement on Form S-4 (Registration No.333-78697)

Ladies and Gentlemen:

         I am the General Counsel of Hayes Lemmerz International, Inc., a Delaware corporation (the "Company"), and in such capacity, have represented the Company in connection with the public offering of up to $250,000,000 aggregate principal amount of 8 1/4% Series B Senior Subordinated Notes Due 2008 (the "New Notes") of the Company which are to be guaranteed on an unsecured senior subordinated basis pursuant to guarantees (the "Guarantees" and, together with the New Notes, the "Securities") by each of Hayes Lemmerz International-California, Inc., a Delaware corporation ("Hayes California"), Hayes Lemmerz International-Georgia, Inc., a Delaware corporation ("Hayes Georgia"), Hayes Lemmerz International-Indiana, Inc., a Delaware corporation ("Hayes Indiana"), Hayes Lemmerz International-Mexico, Inc., a Delaware corporation ("Hayes Mexico"), HL Ohio Sub, Inc., a Delaware corporation ("HL Ohio"), Hayes Lemmerz International-Ohio, Inc. an Ohio corporation ("Hayes Ohio"), and Hayes Lemmerz International-Michigan, Inc., a Michigan corporation ("Hayes Michigan" and, collectively with Hayes California, Hayes Georgia, Hayes Indiana, Hayes Mexico, HL Ohio and Hayes Ohio, the "Guarantors"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in which an aggregate principal amount of up to $250,000,000 of the New Notes (the "New Notes") will be exchanged for a like principal amount of the issued and outstanding 8 1/4% Senior Subordinated Notes due 2008 that were issued by the Company in an offering pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), which closed on December 14, 1998 (the "Old Notes"). The New Notes are to be governed by an indenture, dated as of December 14, 1998 (the "Indenture"), by and among the Company, the Guarantors, and The Bank of New York, as trustee (the "Trustee").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

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Hayes Lemmerz International, Inc.
June 11, 1999
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         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (Registration No. 333-78697) relating to the Exchange Offer as filed with the Securities and Exchange Commission (the "Commission") on May 18, 1999 and Amendment No. 1 thereto to be filed with the Commission on the date hereof (such Registration Statement, as so amended, is hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement (as defined below); (iii) an executed copy of the Indenture;
(iv) the Certificate or Articles of Incorporation, as the case may be, of the Company and each of the Guarantors; (v) the By-Laws of the Company and each of the Guarantors; (vi) certain resolutions adopted by the Board of Directors of the Company and each of the Guarantors relating to the Exchange Offer, the issuance of the Old Notes and the New Notes, the Indenture and related matters;
(vii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (viii) the form of the New Notes. I have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of the Company and the Guarantors and their respective officers), the legal capacity of natural persons,, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of the Company and the Guarantors and their respective officers and other representatives and of public officials.

         In rendering the opinions expressed below, I have assumed, without any independent investigation or verification of any kind, that:

         (a) each of the Indenture, Notes and an executed copy of the registration rights agreement dated as of December 14, 1998 by and among the Company, the Guarantors and the initial purchasers of the Old Notes (the "Registration Rights Agreement") has been duly authorized, executed and delivered by each party thereto (other than the Company and the Guarantors); and

         (b) each of the Indenture, Notes and Registration Rights Agreement constitutes the valid and binding obligation of each party thereto (other than the Company and the Guarantors), enforceable against such party (other than the Company and the Guarantors) in accordance with its terms.

         My opinion is also subject to the qualification that certain of the remedial provisions and waivers with respect to the Guarantees contained in the Indenture may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Guarantees, each taken as a whole, and each of the Guarantees, each


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Hayes Lemmerz International, Inc.
June 11, 1999
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taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the guarantee created thereby.

         I am admitted to the Bar of the State of Michigan and I express no opinion as to the laws of any other jurisdiction other than (i) the laws of the State of Michigan and (ii) the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Notes have been duly executed by the Company and the Guarantors and authenticated by the Trustee in accordance with the provisions of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, (a) the New Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture governing the New Notes, enforceable against the Company in accordance with its terms, and (b) the Guarantees will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture governing the New Notes, enforceable against the Guarantors in accordance with its terms, in each case, except to the extent that the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/ Patrick B. Carey

                                Patrick B. Carey